As filed with the Securities and Exchange Commission on August 11, 2025

Registration No. 333-288364

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

Electra Battery Materials Corporation

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

_____________

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number (if applicable))

133 Richmond Street W, Suite 602

Toronto, Ontario

M5H 2L3

Canada

(416) 900-3891

(Address and telephone number of Registrant’s principal executive offices)

_____________

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, (including zip code) and telephone number (including area code) of agent for service)

_____________

Copies of all communications, including communications sent to agent for service, should be sent to:

Sam Cole, Esq. Cassels, Brock & Blackwell LLP Suite 2200, RBC Place, 885 West Georgia St. Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Trent Mell Electra Battery Materials Corporation 133 Richmond Street W, Suite 602 Toronto, Ontario M5H 2L3 Canada (416) 900-3891	Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, MA 02199 United States (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

_____________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Electra Battery Materials Corporation (the “Company”) is filing this Amendment No. 2 (“Amendment No. 2”) to its Registration Statement on Form F-3, originally filed on June 27, 2025 (the “Original Filing”), and as first amended on July 28, 2025 (“Amendment No. 1”). This Amendment No. 2 is being filed solely for the purposes of (i) adding hyperlinks directing to the Company’s documents filed with the Securities and Exchange Commission (the “SEC”) listed under the sections titled “DOCUMENTS INCORPORATED BY REFERENCE” in the Base Prospectus and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE’ in the Prospectus Supplement and (ii)  to amend exhibit 5.2 with the amended exhibit 5.2 which replaces the exhibit 5.2 filed with Amendment No. 1. This Amendment No. 2 does not reflect events occurring after the filing of the Original Filing and does not modify or update the disclosure therein in any way except as described above. Accordingly, other than expressly set forth herein, this Amendment No. 2 does not, and does not purport to, amend or restate any other sections of, or information included in the prospectuses.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of US$20,000,000 of common shares, warrants and/or units from time to time in one or more offerings; and

•	an “at the market” offering prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of US$5,500,000 of our common shares that may be issued and sold under an At the Market Offering Agreement with H.C. Wainwright & Co., LLC (the “Sales Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The “at the market” offering prospectus supplement immediately follows the base prospectus. The US$5,500,000 of common shares that may be offered, issued and sold under the “at the market” offering prospectus supplement is included in the US$20,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the At the Market Offering Agreement with the Sales Agent, any portion of the US$5,500,000 included in the “at the market” offering prospectus supplement that is not sold pursuant to the At the Market Offering Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the At the Market Offering Agreement, the full US$20,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2025

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Electra Battery Materials Corporation

US$20,000,000

Common Shares

Warrants

Units

_________________

Electra Battery Materials Corporation (“we”, “us”, “our”, “Electra” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), common share purchase warrants (“Warrants”) and units comprised of Common Shares and Warrants (“Units”) or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of US$20,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Registration Statement”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”) to the prospectus contained in the Registration Statement (the “Base Prospectus”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, and any other terms specific to the Common Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Common Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Base Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Base Prospectus. Each Prospectus Supplement will be incorporated by reference into this Base Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Base Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Our Common Shares are currently traded under the symbol “ELBM” on the TSX Venture Exchange (the “TSXV”) and on the Nasdaq Capital Market (“Nasdaq”). On June 25, 2025 (the last trading day prior to the date of this Base Prospectus), the closing price of the Common Shares on: (i) the TSXV was $1.48; and (ii) the Nasdaq was US$1.09. We will apply to have any Common Shares distributed under this Base Prospectus listed on the TSXV and the Nasdaq provided the Common Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to Electra fulfilling all of the listing requirements of the TSXV and the Nasdaq, respectively. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system.

On June 25, 2025, the aggregate market value worldwide of our outstanding common equity held by non-affiliates was approximately US$19,995,660, based on 17,695,274 Common Shares outstanding held by non-affiliates and a per share price of US$1.13 based on the closing sale price of the Common Shares on Nasdaq on June 9, 2025. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million. During the 12 calendar months prior to and including the date of this Base Prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this Base Prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act of 1933, as amended, (the “Securities Act”).

There is no market through which the Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Base Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Our principal executive offices are located at 133 Richmond Street W, Suite 602, Toronto, Ontario, M5H 2L3, Telephone: (416) 900-3891.

We have prepared this Base Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standard Board (“IASB”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Electra is incorporated and governed under the laws of Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Base Prospectus nor has any underwriter performed any review of the contents of this Base Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Base Prospectus and in the documents incorporated by reference in this Base Prospectus. See “Risk Factors” beginning on page 6 of this Base Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Base Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________

The date of this Base Prospectus is                   , 2025.

TABLE OF CONTENTS

ABOUT THIS BASE PROSPECTUS	1
MARKET AND INDUSTRY DATA	1
FINANCIAL INFORMATION AND CURRENCY	1
EMERGING GROWTH COMPANY	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PUBLICLY AVAILABLE INFORMATION ON ELECTRA	3
DOCUMENTS INCORPORATED BY REFERENCE	4
RISK FACTORS	6
OUR COMPANY	8
MATERIAL CHANGES	13
CAPITALIZATION AND INDEBTEDNESS	13
DESCRIPTION OF SHARE CAPITAL	14
DESCRIPTION OF THE WARRANTS	15
DESCRIPTION OF THE UNITS	16
CORPORATE GOVERNANCE	16
USE OF PROCEEDS	19
PLAN OF DISTRIBUTION	19
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	20
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS	22
TRADING PRICE AND VOLUME	27
DILUTION	27
LEGAL MATTERS	27
INTERESTS OF EXPERTS	27
TRANSFER AGENT, REGISTRAR AND AUDITOR	27
MATERIAL CONTRACTS	28
EXPENSES OF ISSUANCE AND DISTRIBUTION	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
ENFORCEMENT OF CIVIL LIABILITIES	28
WHERE YOU CAN FIND MORE INFORMATION	29

ABOUT THIS BASE PROSPECTUS

This Base Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). You should read this Base Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Base Prospectus and the registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Base Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Base Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement. You must not rely on any unauthorized information or representation. This Base Prospectus and any applicable Prospectus Supplement is an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Base Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Base Prospectus, any applicable Prospectus Supplement, or any sale of a Security.

Except as otherwise indicated, references in this Base Prospectus to “Electra,” “Company,” “we,” “us” and “our” refer to Electra Battery Materials Corporation and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, the market and industry data contained or incorporated by reference in this Base Prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although we believe these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. We have not independently verified any of the data from third party sources referred to or incorporated by reference herein and accordingly, the accuracy and completeness of such data is not guaranteed.

FINANCIAL INFORMATION AND CURRENCY

Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standard Board (“IASB”) and are audited or reviewed, as applicable, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

All currency amounts in this Base Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “C$” are to Canadian dollars. References to “US$” are to United States dollars. On June 25, 2025, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3737.

EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act as amended by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

1

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an “accelerated filer” or a “large accelerated filer” (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management’s assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an “accelerated filer” or a “large accelerated filer”. In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Base Prospectus contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature and are based on certain of the assumptions noted below:

•	our intentions, plans and future actions;
•	statements relating to our business and future activities;
•	anticipated developments in our operations;
•	our market position, ability to compete and future financial or operating performance;
•	the timing and amount of funding required to execute our business plans;
•	capital expenditures;
•	the effect on the Company of any changes to existing or new legislation or policy or government regulation;
•	the availability of labor;
•	requirements for and availability to us of additional capital;
•	goals, strategies and future growth;
•	the adequacy of financial resources;
•	expectations regarding revenues, expenses and anticipated cash needs; and
•	general market conditions and macroeconomic trends driven by geopolitical conflicts, including supply chain disruptions, market volatility, inflation, and labor challenges, among other factors.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those factors identified under the “Risk Factors” in this Base Prospectus. Furthermore, unless otherwise stated, the forward-looking statements contained in this Base Prospectus are made as of the date hereof, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

2

PUBLICLY AVAILABLE INFORMATION ON ELECTRA

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces and territories of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 40-F or Form 20-F, as applicable, and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor be required to comply with Regulation FD, which restricts the selective disclosure of material information.

The mailing address of our corporate head office is 133 Richmond Street W, Suite 602, Toronto, Ontario, M5H 2L3, Canada and our telephone number is (416) 900-3891. Our agent for U.S. federal securities law purposes is C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005. Electra also maintains a website at https://electrabmc.com. In this Base Prospectus, the website addresses of the SEC, SEDAR+ and Electra are provided solely for information and are not intended to be active links. Electra is not incorporating the contents of the websites of the SEC, SEDAR+ and Electra or any other entity into this Base Prospectus.

Readers should rely only on information contained or incorporated by reference in this Base Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Base Prospectus is accurate as of any date other than the date on the front of this Base Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Base Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

3

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Base Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request made to Electra Battery Materials Corporation, 133 Richmond Street W, Suite 602, Toronto, Ontario, M5H 2L3, Canada, Telephone: (416) 900-3891; Attention: Marty Rendall, Chief Financial Officer. Copies of these documents are also available through the internet on the System for Electronic Document Analysis and Retrieval +, which can be accessed online at www.sedarplus.ca and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at https://electrabmc.com.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Base Prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 24, 2025, as amended by Amendment No. 1 filed with the SEC on May 1, 2025 and Amendment No. 2 filed with the SEC on July 28, 2025;

•	Exhibit 99.2 to our Report on Form 6-K filed with the SEC on March 6, 2025;

•	our Report on Form 6-K filed with the SEC on March 31, 2025;

•	Exhibit 99.2 to our Report on Form 6-K filed with the SEC on April 14, 2025;

•	our Report on Form 6-K filed with the SEC on May 13, 2025;

•	our Report on Form 6-K filed with the SEC on May 20, 2025; and

•	the description of Common Shares contained in our registration statement on Form 40-F filed on April 14, 2022, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Base Prospectus and prior to the termination of the offering of the Securities offered by this Base Prospectus are incorporated by reference into this Base Prospectus and form part of this Base Prospectus from the date of filing or furnishing of these documents. If a Form 6-K has attached as an exhibit to such Form 6-K interim financial statements, interim management discussion and analysis, a material change report, and/or a management information circular, such exhibit shall be deemed to be incorporated by reference herein. We may incorporate by reference into this Base Prospectus any other Form 6-K (or exhibit thereto) that is submitted to the SEC after the date of the filing of the registration statement of which this Base Prospectus forms a part and before the date of termination of this offering. Any such other Form 6-K (or exhibit thereto) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Base Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Base Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Base Prospectus and will be deemed to be incorporated into this Base Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

4

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Base Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Base Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

5

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Base Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Base Prospectus. Discussions of certain risks affecting us are generally provided and described in, among other documents, the Company’s annual and interim reports filed from time to time, which are incorporated by reference into this Base Prospectus. In particular, see the “Risk Factors” heading in the Company’s latest Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 24, 2025, as amended on May 1, 2025.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the latest Annual Report on Form 20-F filed on April 24, 2025, as amended on May 1, 2025, and the other risk factors presented in a Prospectus Supplement or other reports that may, from time to time, be incorporated by reference into this Base Prospectus, prospective investors should also carefully consider the risks set out below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing Common Shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for our Warrants, and unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. Based on the composition of the Company’s income and the value of its assets, the Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading “Certain U.S. Federal Income Tax Considerations for U.S. Holders” for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

6

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Shares.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to de-list our Common Shares. Any such de-listing would likely have a negative effect on the price of our Common Shares and would impair the ability to sell or purchase our Common Shares, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On September 21, 2023, we received a deficiency notice from Nasdaq (the “Deficiency Notice”) informing us that our Common Shares had failed to comply with the US$1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Requirement”) based upon the closing bid price of our Common Shares for the 30 consecutive business days prior to the date of the Deficiency Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days from September 21, 2023, or until March 19, 2024, to regain compliance with the Minimum Bid Requirement. On March 21, 2024, we announced that the Nasdaq Listing Qualifications Department granted our request for a 180-day extension to regain compliance with the Minimum Bid Requirement. On September 17, 2024, we received another notice of non-compliance from Nasdaq. We filed an appeal, which was heard on November 5, 2024 before an independent panel. The panel issued a written decision granting us until January 15, 2025 to regain compliance with the Minimum Bid Price Requirement. We held a special meeting of shareholders on December 20, 2024 at which we received shareholder approval to implement a reverse share split. We implemented the reverse split on a one-for-four basis and our Common Shares began trading on a post-reverse split basis on January 2, 2025, after which we regained compliance with the Minimum Bid Price Requirement.

Our Common Shares may be de-listed if we do not maintain compliance with the Minimum Bid Requirement, as well as other continued listing requirements of the Nasdaq, and our shareholders could face significant material adverse consequences, including:

•	Limited availability or market quotations for our Common Shares;

•	Reduced liquidity of our Common Shares;

•	Determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

•	Limited amount of news and analysts’ coverage of us; and

•	Decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

We can provide no assurances that the price of our Common Shares will remain above the Minimum Bid Price requirement or that we otherwise will remain in compliance with the Nasdaq Marketplace Rules.

7

OUR COMPANY

Our Business

We are in the business of battery materials refining, including refining material from mining operations and from the recycling of battery scrap and end of life batteries. We are focused on building a diversified portfolio of assets that are highly leveraged to the battery supply chain with assets located primarily in North America, with the intent of providing a North American supply of battery materials.

We own two main assets – a hydrometallurgical refinery located in Ontario, Canada (“Refinery”), and a number of properties and option agreements within the Idaho Cobalt Belt (the “Idaho Properties”), including the Company’s flagship mineral project, Iron Creek (the “Iron Creek Project”).

We have been progressing plans to recommission and expand the Refinery with a view to becoming the first refiner of battery grade cobalt sulfate in North America. Our primary focus for 2025 is to finance and resume the construction of our Refinery (Phase 1 of our phased approach to building a North American critical minerals supply chain).

The Refinery

We are working towards restarting our hydrometallurgical Refinery in Ontario, Canada, as the first phase in a multi-phase strategy to build a North American critical minerals supply chain which could provide battery grade nickel and cobalt and recycled battery materials to the North American and global electric vehicle battery market. It is anticipated that the phased strategy will be approached in the following order:

•	Phase 1 entails an expansion and recommissioning of our Refinery. We anticipate the Refinery will produce at an initial rate of 5,000 tonnes per annum of battery cobalt contained in cobalt sulfate from cobalt hydroxide intermediate product supplied from leading and certified mining operations.

•	Phase 2 entails a permit amendment and an expansion of certain circuits to increase cobalt production to 6,500 tonnes per annum of battery cobalt contained in cobalt sulfate, which aligns with the nameplate capacity of our crystallization circuit. We purchased larger equipment such that a step up in production to 6,500 tonnes per annum in the future is possible.

•	Phase 3 entails the recycling of black mass from spent lithium-ion batteries supplied by various black mass producers (battery shredders) in Canada and the United States, recovering lithium, nickel, cobalt and other critical metals. Aki Battery Recycling, our joint venture with Three Fires Group Inc., is also seeking to produce black mass in southern Ontario from battery manufacturing scrap, which could provide a steady source of feed material for Phase 3.

•	Phase 4 entails the construction of a nickel sulfate plant, thereby providing all of the necessary components (other than manganese) to attract a precursor manufacturer to establish a facility adjacent to these refining operations.

On May 4, 2020, we announced positive results from an engineering study (the “Refinery Study”), that outlined the Refinery’s ability to reach annual production of 25,000 tonnes of battery grade cobalt sulfate from third party feed, representing approximately 5% of the total global refined cobalt market and 100% of North American cobalt supply with strong operating cash flows and a globally competitive cost structure. Subsequent to the Refinery Study, significant additional metallurgical testing, engineering work, flow-sheet optimization, costing and market analysis was completed, rendering many of the conclusions in the Refinery Study obsolete.

The Refinery Study was prepared to summarize the results of an engineering study prepared at a feasibility level related to the Refinery. The report does not constitute a feasibility study within the definition employed by the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), as it relates to a standalone industrial project and does not concern a mineral project of Electra. As a result, disclosure standards prescribed by NI 43-101 are not applicable to the scientific and technical disclosure in the report. Any references to scoping study, prefeasibility study or feasibility study by Electra, in relation to the Refinery, are not the same as terms defined by the CIM Definition Standards and used in NI 43-101. The Refinery Study is also not based on any existing mineral reserves or mineral resources of the Company and we do not contemplate that any of our current mineral projects will provide a source of feedstock for the Refinery.

8

As we entered the full development phase of the Refinery expansion project in 2022, most of the long-lead custom equipment was ordered. Almost all of the long-lead equipment is now at the Refinery, either installed or in storage awaiting installation. As the project has progressed and changed from the Refinery Study, the original economic outputs should no longer be relied upon.

In response to strong customer demand, we invested in increased capacity for our cobalt crystallizer, which will result in installed capacity of 6,500 tonnes of annual contained cobalt production, a 30% increased from the engineering study design of 5,000 tonnes. Future permit amendments will be sought to permit this increased output level. We have also studied opportunities to utilize black mass from recycled lithium-ion batteries to provide supplemental cobalt feedstock for this circuit.

We have achieved several additional key milestones on our development path for the Refinery, including:

•	Feedstock arrangements announced with Glencore (January 2021)

•	Commencement of detailed engineering and pre-construction activities

•	Sale of Cobalt Camp properties to Kuya Silver (March 2021)

•	Solvent extraction design and manufacturing contract awarded to Metso-Outotec (October 2021)

•	Increased cobalt crystallizer capacity and formalized new project capital budget

•	Five-year tolling contract and amended feed purchase agreement with Glencore (December 2021)

•	Receipt of Industrial Sewage Works approval (February 2022)

•	Offtake agreement signed with LGES for 7,000 tonnes of battery grade cobalt (September 2022)

•	Completion of recommissioning of the analytical lab, feed material handling system (including ball mill and mixing station), leach circuit, filter presses and reagent handling systems (October 2022)

•	Receipt of final approval for closure plan for the Refinery (November 2022)

•	Completion of construction of the cobalt sulfate loadout facility (Q1 2023)

•	Completion of the solvent extraction building (Q1 2023)

•	Receipt of the majority of long lead and custom fabricated equipment from suppliers around the world, thereby reducing the schedule risk associated with final construction (May 2023).

•	Completion of re-baseline report (May 2023)

•	LGES offtake agreement amended to 19,000 tonnes over five years (July 2023)

•	Supply agreement with ERG for 3,000 tonnes per annum of cobalt starting from 2026 (April 2024)

•	Funding by U.S. Department of Defense for US$20 million in support of construction and commissioning of the Refinery (August 2024)

•	Receipt of LOI from Canadian Federal Government for a proposed $20 million in support of construction and commissioning of the Refinery (March 2025)

On February 14, 2023, we announced a review of the Refinery scope, scheduling, and capital expenditures and completed the re-baseline engineering report in the second quarter of 2023. The re-baseline engineering report estimated that the total capital costs are now at $155 to $167 million. The increase in capital costs has been driven by supply chain disruptions, and inflationary pressures that negatively impacted all aspects of the Refinery, including contractor labour rate, costs for concrete, steel, piping, and freight.

9

We will require additional financing in 2025 to continue operations and to complete the construction and final commissioning of the Refinery, advance our battery recycling strategy, and remain in compliance with the minimum liquidity covenant under the Notes (as defined below).

We have the necessary permits to operate the Refinery, including our Air and Noise permit and our Permit to Take Water, as well as final approvals for our Industrial Sewage Works permit amendment and our revised Refinery closure plan. We continue to make progress towards achieving our objective of providing the world’s most sustainable battery materials for the electric vehicle market. We continue to work with engineering firms, our commercial partners, process experts and financial advisers to finalize and execute on the plans for our recommissioning and expansion of the Refinery.

Refining & Recycling of Black Mass

We launched a black mass trial late in 2022 at the Refinery to recover high-value elements found in shredded lithium-ion batteries. Using a proprietary hydrometallurgical process, we successfully completed the first plant-scale recycling of black mass material in North America and confirmed the recovery of a number of critical metals, including lithium, nickel, cobalt, manganese, and graphite, needed for North America’s EV battery supply chain, surpassing initial expectations.

To date, we have produced quality nickel-cobalt mixed hydroxide, technical grade lithium carbonate, and graphite products in our black mass recycling trial.

In 2023, we completed a desktop scoping study to evaluate the potential economics of developing a standalone black mass process plant within our Refinery complex capable of processing 2,500 tonnes of black mass material per annum. The facility could be scaled over time as the market for battery recycling expands.

The desktop scoping study was based on a number of assumptions, including annual processing of 2,500 tonnes of black mass, metal prices using analysts’ long-term forecasts, recovery rates consistent with those achieved to date, and $12.6 million of committed capital comprised of $8.1 million for capital costs and $4.5 million in working capital.

In July 2023, we announced the first customer shipment of the nickel-cobalt mixed hydroxide precipitate product (“MHP”) produced at our Refinery complex north from recycled battery material. As a result of the successes achieved, we continued to process black mass material at our Refinery through the end of 2023. On February 5, 2024, we provided an update on our battery materials recycling trial, including that the plant-scale black mass recycling trial is now largely complete.

On June 10, 2024, we were awarded $5 million in contribution funding from Natural Resources Canada to support the development of our proprietary battery materials recycling technology, accelerating the next phase of our recycling project to demonstrate on a continuous basis that our hydrometallurgical black mass process is scalable, profitable, and can be implemented at other locations.

On January 28, 2025, we announced the commencement of a feasibility level engineering study to build a battery recycling refinery adjacent to our cobalt Refinery north of Toronto. The study will build on the technology and expertise accumulated during a year-long black mass recycling trial, whereby we produced technical grade lithium and a nickel and cobalt product from end of life lithium batteries.

Key highlights of the black mass trial include:

•	40 tonnes of black mass material have been processed in a plant scale setting, believed to be the first of its kind in North America.

•	Recovery rates for all targeted metals have improved since the start of the trial.

•	Improved lithium carbonate product quality by nearly 20% from its initial processing and product quality has achieved technical grade lithium carbonate. Discussions are ongoing with lithium companies to assess the tradeoffs between collaboration or producing a technical grade in-house.

10

•	Refinements to the process parameters for the MHP produced from the recycling process have at times improved paymetal concentration in the final MHP product to nearly 50% nickel and cobalt, well above quoted market standards. Improved metal concentration creates the opportunity to generate a higher metal payable, thereby improving the potential economics of continuous recycling operations.

•	Approximately 28 tonnes of MHP product have been shipped to customers to date.

•	Manganese recovery rate has been further improved to approximately 95% by strategically modifying the use and sequencing of reagents.

•	Reagent requirements have been reduced and in some cases alternative, less costly reagents have been used for improved overall metal recovery. Further, some of the reagent additions substituted have reduced overall impurity levels within the process. The reduction in reagent use and substitution of certain reagents are expected to lower operating expenses, thereby improving the economics of continuous recycling operations.

•	Continued optimization studies are underway, including metal recovery from internal recycling streams such as reusing tailings water as process water to feed the plant, thus making the process entirely closed circuit with minimal environmental impacts.

Preliminary results of laboratory work to explore the potential of isolating cobalt from nickel contained in the leach liquor using hydrometallurgical methods are positive. Isolating the cobalt could improve the overall payability of both the resultant cobalt and nickel product.

On June 5, 2025, we announced completion of a feasibility level Class 3 Engineering Study for the construction of a modular battery recycling facility adjacent to its cobalt sulfate refinery north of Toronto. The facility will be designed to recover lithium, nickel, cobalt, manganese, and graphite from lithium-ion battery manufacturing scrap and end-of-life batteries using Electra’s proprietary hydrometallurgical process. This process was developed and validated through a year-long pilot program that treated black mass sourced from an industry partner. The next phase of work, funded in part by Natural Resources Canada, will involve operating the recycling process under continuous and semi-continuous conditions to simulate commercial-scale throughput.

The Iron Creek Project

We own 100% of the Iron Creek Project which is located about 42 kilometres southwest of Salmon, Idaho, within the historic Blackbird cobalt-copper district of the Idaho cobalt belt. The project consists of seven patented Federal lode claims that straddle Iron Creek, as well as 129 unpatented mining claims held 100% by two separate subsidiaries: Idaho Cobalt Company of Boise, Idaho and by Scientific Metals (Delaware) Corp. (“SMDC”) of Midvale, Utah; both are our wholly owned subsidiaries. In addition, adjoining unpatented mining claims are subject to earn-in and joint venture agreements with third parties. In total, the Iron Creek Project encompasses a land area of over 70km2.

On March 10, 2023, we announced a new mineral resource estimate for the Iron Creek Project. The new mineral resource estimate was based on infill drilling and limited step-out drilling and provides an increase of 83% to the indicated mineral resource category coming from the conversion of 1.7Mt to the indicated mineral resource category. The indicated mineral resource is now 4.4M tonnes grading 0.19% cobalt and 0.73% copper containing 18.4M pounds of cobalt and 71.6M pounds of copper. The inferred mineral resource is now 1.2M tonnes grading 0.08% cobalt and 1.34% copper for an additional 2.1M pounds of cobalt and 36.5M pounds of copper. We subsequently filed the Technical Report with respect to the new mineral resource estimate titled “NI 43-101 Technical Report and Mineral Resource Estimate for the Iron Creek Cobalt-Copper Property, Lemhi County, Idaho, USA” dated March 10, 2023 with an effective date of January 27, 2023 (the “43-101 Technical Report”). The 43-101 Technical Report was prepared by Martin Perron, P.Eng. Marc R. Beauvais, P. Eng, Pierre Roy, P. Eng. and Eric Kinnan, P.Geo., each of whom is a qualified person and “independent” as such term is defined National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). We have also prepared the 2024 Iron Creek Technical Report Summary (the “2024 Technical Report Summary”) in compliance with Regulation S-K subpart 1300. The 2024 Technical Report Summary was prepared by Martin Perron, P.Eng. of InnovExplo Inc., Marc R. Beauvais, P.Eng. of InnovExplo Inc., Eric Kinnan, P.Geo. of InnoExplo Inc., and Pierre Roy, P.Eng of Soutex Inc. All of the Qualified Persons (or “Authors”) of the 2024 Technical Report Summary are independent of us within the meaning of Regulation S-K subpart 1300. The indicated and inferrred mineral resource estimates are in compliance with both NI 43-101 and Regulation S-K subpart 1300.

11

For further information regarding Electra, the Refinery and the Iron Creek Project, see our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 24, 2025, as amended on May 1, 2025, including the Technical Report Summary filed as Exhibit 15.5 thereto, and other documents incorporated by reference in this Base Prospectus available at www.sedarplus.ca and at www.sec.gov under our profile.

Corporate Information

We were incorporated under the provisions of the Business Corporations Act (British Columbia) on July 13, 2011 under the name Patrone Gold Corp. and became a reporting issuer in British Columbia and Alberta upon completion of an arrangement with Unity Energy Corp. on October 2, 2012. On October 3, 2013, we changed our name from Patrone Gold Corp. to Aurgent Gold Corp. On March 11, 2014, we changed our name from Aurgent Gold Corp. to Aurgent Resource Corp., and on September 22, 2016, we changed our name from Aurgent Resource Corp. to First Cobalt Corp. On October 26, 2017, our shareholders approved a continuation under the Canada Business Corporations Act (the “CBCA”). Our continuation under the CBCA was implemented as of September 4, 2018. On December 2, 2021, we changed our name from First Cobalt Corp. to Electra Battery Materials Corporation. On April 13, 2022, we completed a reverse split of our share capital on the basis of one (1) post-reverse split Common Share for every eighteen (18) pre-reverse split Common Shares. On December 31, 2024, we completed a reverse split of our share capital on the basis of one (1) post-reverse split Common Share for every four (4) pre-reverse split Common Shares.

Our registered office is located at 40 Temperance Street, Suite 3200, Bay Adelaide Centre, North Tower, Toronto, Ontario, Canada M5H 0B4. Our corporate head office is located at 133 Richmond Street West, Suite 602, Toronto, Ontario, M5H 2L3 Canada and our telephone number is (416) 900-3891.

Our annual and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR+ at www.sedarplus.ca and our profile on EDGAR at www.sec.gov.

Recent Developments

On January 28, 2025, we announced the commencement of a feasibility level engineering study to build a battery recycling refinery adjacent to our Refinery. The study will build on the technology and expertise accumulated during a year-long black mass recycling trial, whereby we produced technical grade lithium and a nickel and cobalt product from end of life lithium batteries.

On February 25, 2025, we announced the appointment of Alden Greenhouse to our board of directors (the “Board”).

On March 5, 2025, we entered into an agreement with the holders of our senior secured debt to enhance our financial flexibility. Under the agreement, lenders agreed to defer all interest payments until February 15, 2027. The agreement covers all outstanding Notes. As consideration for this deferral, we will pay additional interest of 2.25% per annum on the 8.99% senior secured convertible notes in the aggregate principal amount of US$51,000,000 due February 2028 (the “2028 Notes”) and of 2.5% per annum on the 12.0% senior secured convertible notes in the aggregate principal amount of US$4,000,000 (the “2027 Notes”, and, together with the 2028 Notes, the “Notes”), calculated on the principal amounts of the 2028 Notes and 2027 Notes. All deferred interest, including deferred amounts of additional interest, will accrue interest at the applicable stated rate of interest borne by the applicable series of Notes. All deferred interest (including all interest thereon) will become payable immediately if an event of default occurs under the applicable note indenture prior to February 15, 2027.

On March 21, 2025, we announced receipt of a Letter of Intent (“LOI”) for proposed funding of $20,000,000 in support of completion of construction and commissioning of the Refinery. The LOI was provided to us by the Federal Government and is non-binding. The LOI expresses an interest and intent to work towards completing a final term sheet but does not constitute a binding agreement. While discussions between the parties are ongoing, there is no guarantee or assurance that final agreements will be reached and/or funding will be provided to the Company.

12

On March 24, 2025, we announced a non-brokered private placement in Canada (the “2025 Offering”) to raise aggregate gross proceeds of up to US$3,500,000. The 2025 Offering consisted of units of the Company (each, a “2025 Unit”) to be issued at a price of US$1.12 per 2025 Unit. Each 2025 Unit consisted of one Common Share and one transferable common share purchase warrant (each, a “2025 Warrant”). Each 2025 Warrant entitles the holder to purchase one Common Share at a price of US$1.40 at any time for a period of eighteen (18) months following the issue date. Each of Trent Mell, our Chief Executive Officer (purchased 20,000 2025 Units), Marty Rendall, our Chief Financial Officer (purchased 20,000 2025 Units), John Pollesel, a director of the Company (purchased 10,000 2025 Units), Alden Greenhouse, a director of the Company (purchased 5,000 2025 Units), Heather Smiles, our Vice President, Investor Relations & Corporate Development (purchased 3,500 2025 Units), Mark Trevisiol, our Vice President, Project Development (purchased 2,500 2025 Units), and Michael Insulan, our Vice President, Commercial (purchased 5,000 2025 Units) participated in the 2025 Offering. On March 25, 2025, we announced the 2025 Offering was fully subscribed and allocated. On April 4, 2025, we announced the first tranche of the 2025 Offering had closed. On April 14, 2025, we announced the second and final tranche of the 2025 Offering had closed. In aggregate, 3,125,000 2025 Units were issued at a price of US$1.12 per Unit pursuant to the 2025 Offering, and the Company paid an aggregate of US$219,447.17 in cash finders fees and issued 183,333 non-transferrable finders warrants (each, a “2025 Finders Warrant”) to eligible finders in respect of subscriptions for 2025 Units referred by such finders, in accordance with applicable Canadian securities laws. Each 2025 Finders Warrant is exercisable to acquire one Common Share at an exercise price of US$1.12 per Common Share until October 14, 2026. The net proceeds raised from the Offering will be used to advance our Refinery project site in Temiskaming Shores, Ontario and for general corporate purposes.

MATERIAL CHANGES

Except as otherwise disclosed in this Base Prospectus, there have been no material changes to our operations that have occurred since December 31, 2024 and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Base Prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable Prospectus Supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this Base Prospectus.

13

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our articles and by-laws. There summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles and by-laws, which have been filed under our profile on SEDAR+ at www.sedarplus.ca and as Exhibits to the registration statement on Form F-3 of which this Base Prospectus forms a part.

Authorized Share Capital

We are authorized to issue an unlimited number of Common Shares. Our Common Shares have no par value. As of June 25, 2025, there were 17,962,173 Common Shares issued and outstanding.

Common Shares

The Common Shares offered under this Base Prospectus have all of the rights, privileges, restrictions and conditions of other Common Shares of the Company. Holders of Common Shares are entitled to receive notice of any meeting of our shareholders, to attend and to cast one vote per share at such meetings. Holders of our Common Shares are also entitled to receive on a pro-rata basis such dividends, if any, as and when declared by our Board at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro-rata basis, our net assets after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights.

Dividends

We have never paid any cash dividends on our Common Shares. While we are not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the CBCA, we do not intend to pay dividends on any of our Common Shares in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors our Board deems relevant.

Transfer Agent

The transfer agent and registrar for our Common Shares is TSX Trust Company at its principal office located in Toronto, Ontario.

14

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Base Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

15

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Base Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Base Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

CORPORATE GOVERNANCE

Under the CBCA, we are required to hold a general meeting of our shareholders at least once every year at a time and place determined by our Board, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A notice to convene a meeting, specifying the date, time and location of the meeting must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting or such other minimum period as required by the applicable securities laws. Under the CBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met.

Pursuant to our by-laws, all business transacted at a special meeting of shareholders (except business relating to the conduct of or voting at the meeting) and all business transacted at an annual meeting of shareholders (except business relating to the conduct of or voting at the meeting, consideration of our financial statements presented at the meeting, consideration of any director or auditor’s report, setting or changing of the number of directors, election or appointment of directors, appointment of the auditor, remuneration of the auditor, business arising out of a report of the directors not requiring the passage of a special or exceptional resolution, and any other business which, under the by-laws or CBCA, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders) is deemed to be special business. Notice of a meeting of shareholders at which special business is to be transacted shall (a) state the general nature of that business; and (b) if the special business includes considering, ratifying, adopting or authorizing any document, or the signing of any document, have attached to it the document or state that such document is available for inspection.

Under our by-laws, our Board has the power at any time to call a meeting of our shareholders where special business is to be considered.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint one or more proxyholders to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Directors, auditors, legal counsels, secretaries (if any), and any other persons invited by the directors are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

Material Differences Between the CBCA and the DGCL

The material differences between the CBCA and the DGCL that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the CBCA generally requires a two-thirds majority vote by shareholders (including, in some circumstances, shareholders that otherwise do not have the right to vote), whereas the DGCL generally requires only a majority vote; (ii) under the CBCA, holders of 5% or more of our shares that carry the right to vote at a meeting of shareholders can requisition a general meeting of shareholders at which special matters may be conducted, whereas such right does not exist under the DGCL; and (iii) unlike the DGCL which does not provide for any oppression remedy for shareholders of Delaware entities, the CBCA provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder in a timely manner and it appears to the court that there are reasonable grounds for believing (A) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (B) that some act of the corporation has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders including the applicant.

Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person, an “offeror”, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

16

In addition to those takeover bid requirements noted above, the acquisition of our shares may trigger the application of statutory regimes including among others, the Investment Canada Act (Canada) (the “Investment Act”) and the Competition Act (Canada) (the “Competition Act”).

Limitations on the ability to acquire and hold our shares may be imposed by the Competition Act. This legislation permits the Commissioner of Competition (the “Commissioner”), to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after closing, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Since we are a publicly-traded corporation, this legislation also requires any person who intends to acquire our voting shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our voting shares as a result of such acquisition. If a person already owns more than 20% of our voting shares, a notification must be filed before the acquisition of additional voting shares that would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period or, if applicable, a second statutory waiting period, unless the Commissioner provides written notice that he does not intend to challenge the acquisition. A common closing condition of acquisitions subject to notification under the Competition Act is clearance from the Commissioner, even if the applicable statutory waiting period has expired and the parties are in a legal position to close.

The Investment Act requires any person that is a “non-Canadian” (as defined in the Investment Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science and Economic Development. The Investment Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Act, the acquisition of control of us (either through the acquisition of our shares or all or substantially all our assets) by a non-Canadian would be reviewable under the “net benefit” standard only if the applicable specified financial threshold is met or exceeded and no exemption applied.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the national security regime in the Investment Act, a national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada”, provided that the entity has a specified nexus to Canada. The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and, depending on the facts, may occur on a pre- or post-closing basis and includes the ability to block a transaction or, for a completed transaction, order divestiture.

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our Common Shares or preferred shares, other than withholding tax requirements.

Neither our articles nor our by-laws contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

17

Actions Requiring a Special Majority

Under our by-laws, the number of votes required for the corporation to pass a special resolution at a meeting of shareholders is two-third of the votes cast on the resolution. Special resolutions include resolutions to: (i) create special rights or restrictions for, and attach such special rights or restrictions to, any class or series of shares; (ii) vary or delete any special rights or restrictions attached to any class or series of shares; and (iii) remove a director before the expiration of his or her term of office.

Advance Notice Procedures and Shareholder Proposals

Under the CBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the CBCA. The notice must include information on the business the shareholder intends to bring before the meeting. In addition, our by-laws require that shareholders must give advance notice to nominate directors or to submit proposals for consideration at shareholders’ meetings.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our Common Shares, other than withholding tax requirements.

There is currently no limitation, imposed by Canadian law or our by-laws that will be in effect prior to closing, on the right of non-residents to acquire, hold or vote our Common Shares, other than those imposed by applicable securities laws and the Investment Act. The Investment Act will generally not apply except in respect of national security and where control of a Canadian business, which has an enterprise value or assets at or over a certain threshold, is acquired and will not generally apply to trading of securities listed on a stock exchange.

18

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

We may, from time to time, issue securities (including debt securities) other than pursuant to this Base Prospectus. We had negative cash flow from operating activities of $17,012,000 for the year ended December 31, 2024. We cannot guarantee that positive cash flow from operating activities will be obtained. We may continue to have negative cash flow from operating activities until sufficient levels of sales are achieved.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions or “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the TSXV, Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

19

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a person who acquires Common Shares as beneficial owner and who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”), and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; (ii) does not use or hold and is not and will not be deemed to use or hold the Common Shares in connection with carrying on a business in Canada; (iii) deals at arm’s length with the Company; (iv) is not affiliated with the Company; and (v) acquires and holds the Common Shares as capital property (a “Holder”). This summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark to market property” rules; (ii) that is a “specified financial institution”; (iii) that has made a “functional currency” reporting election; (iv) an interest in which is a “tax shelter investment”; (v) that has entered into or will enter into a “derivative forward agreement” or “synthetic disposition arrangement” in respect of Common Shares; or (vi) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement”, all as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Common Shares.

This summary is based upon: (i) the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Holders Not Resident in Canada

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Holder on the Common Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “US Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

20

Dispositions of Common Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Share is, or is deemed to be, “taxable Canadian property” of the Holder for the purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Holder is resident.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSXV), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Holder, (b) persons with whom the Holder did not deal at arm’s length, and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in certain other circumstances. Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.

21

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion summarizes the anticipated U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of the Common Shares. This discussion addresses only holders who acquire pursuant to this offering and hold Common Shares as “capital assets” (generally, assets held for investment purposes).

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), and the US Treaty, all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the 3.8% Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Common Shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax exempt organizations, partnerships and other pass-through entities and their owners, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired the Common Shares in connection with the exercise of employee share options or otherwise as compensation for services, persons that are resident or ordinarily resident in or have permanent establishment in a jurisdiction outside the United States, brokers or dealers in securities or foreign currencies, traders in securities electing to mark to market, persons who hold the Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes), persons who are U.S. expatriates or former long-term residents of the U.S. or are subject to taxing jurisdictions other than, or in addition to, the United States, persons who are subject to special tax accounting rules U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of the Company’s shares by voting power or by value.

As used herein, a “U.S. Holder” is a beneficial owner of the Common Shares who, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Common Shares, the tax treatment of a partner in or owner of the partnership or other entity or arrangement will generally depend upon the status of the partner or owner and the activities of the entity. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of the Common Shares are urged to consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Common Shares.

22

This summary is of a general nature only and is not intended to be tax advice to any prospective investor, and no representation with respect to the tax consequences to any particular investor is made. Prospective investors are urged to consult their own tax advisors regarding the application of federal income tax laws to their particular circumstances, as well as any state, provincial, local, non-U.S. and other tax consequences of investing in the Common Shares and acquiring, holding or disposing of the Common Shares.

Passive Foreign Investment Company Rules

A foreign corporation will generally be considered a passive foreign investment company (“PFIC”) for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” In general, “passive income” includes dividends, interest, certain rents and royalties and certain gains, including the excess of gains over losses from certain commodities transactions. Net gains from commodities transactions are generally treated as passive income unless such gains are active business gains from the sale of commodities and “substantially all” of the corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it directly holds its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. The Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. The Company’s status as a PFIC in any taxable year, however, requires a factual determination that can only be made annually after the close of each taxable year. Therefore, there can be no assurance as to whether the Company will be classified as a PFIC for the current taxable year or for any future taxable year.

If the Company is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of the Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Company is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of Common Shares as security for a loan may be treated as a taxable disposition of Common Shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a Common Share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for Common Shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Company is treated as a PFIC with respect to such U.S. Holder and any of the Company’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in us.

23

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election (“QEF Election”), with respect to its interest in the PFIC. Consequently, if the Company is classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds Common Shares. If a U.S. Holder makes a timely QEF Election with respect to the Company, provided that the necessary information is provided by the Company, the electing U.S. Holder would be required in each taxable year that the Company is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Company and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Company, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in Common Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in Common Shares and will not be taxed again as distributions to the U.S. Holder.

A QEF Election made with respect to the Company will not apply to any Subsidiary PFIC; a QEF Election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF Election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).

The U.S. federal income tax on any gain from the disposition of Common Shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF Election is made. For any taxable year in which the Company determines that it was likely a PFIC, the Company intends to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” for such taxable year with respect to the Company and, if applicable, any Subsidiary PFIC in which it owns more than 50% of such subsidiary’s total aggregate voting power. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to the Company and, if applicable, any Subsidiary PFIC.

Alternatively, if the Company was to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (a “Mark-to-Market Election”), instead of a QEF Election, provided Common Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a Mark-to-Market Election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a Mark-to-Market Election, as well as the advisability of making a protective QEF Election in case the Company is classified as a PFIC in any taxable year.

During any taxable year in which the Company or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.

Distributions on Common Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Company does not expect to maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

The amount of any distributions paid in Canadian dollars will equal the U.S. dollar value of such distributions determined by reference to the exchange rate on the day they are received by the U.S. Holder (with the value of such distributions computed before any reduction for any Canadian withholding tax), regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder will have a tax basis in Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S. source ordinary income or loss.

24

Subject to applicable limitations and provided the Company is eligible for the benefits of the US Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.

Distributions to a U.S. Holder with respect to the Common Shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Common Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Common Shares generally will equal the cost of such Common Shares. Such gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

25

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W 9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

26

TRADING PRICE AND VOLUME

Our Common Shares are listed on Nasdaq and the TSXV under the symbol “ELBM”. Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Cassels Brock & Blackwell LLP as to matters relating to Canadian law and by Troutman Pepper Locke LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTERESTS OF EXPERTS

Information relating to the Iron Creek Project in this Base Prospectus and the documents incorporated by reference herein and therein has been derived from the 2024 Technical Report Summary prepared by Martin Perron, P.Eng. of InnovExplo Inc., Marc R. Beauvais, P.Eng. of InnovExplo Inc., Eric Kinnan, P.Geo. of InnoExplo Inc., and Pierre Roy, P.Eng of Soutex Inc, and this information has been included in reliance on such persons’ expertise. Messrs. Perron, Beauvais, Kinnan and Roy are each a qualified persons and are independent of the Company, as such terms are defined in Regulation S-K subpart 1300.

Our auditors are MNP LLP (“MNP”), Chartered Professional Accountants and Licensed Public Accountants, located in Toronto, Ontario. MNP has advised us that they are independent of the Company in compliance with PCAOB Rule 3520 and within the meaning of the federal securities laws administered by the SEC.

The financial statements of Electra as at and for the year ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 and the effects of the adjustments to retrospectively apply the change in segment composition as described in Note 22 and the effect of the share consolidation as described in Note 17 to the 2022 consolidated financial statements, included in this Base Prospectus, have been audited by MNP. Such financial statements are included in this Base Prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements, which comprise the consolidated statements of income (loss) and other comprehensive income (loss), cash flows and shareholders’ equity of Electra before the effects of the adjustments to retrospectively apply the change in segment composition as described in Note 22 and the effects of the share consolidation as described in Note 17 for the year ended December 31, 2022, and the related notes, have been audited by KPMG LLP (“KPMG”), our predecessor independent registered public accounting firm. Such financial statements are included in this Base Prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

TRANSFER AGENT, REGISTRAR AND AUDITOR

The transfer agent and registrar for our Common Shares is TSX Trust Company at its principal office in Toronto, Canada.

MNP LLP, Chartered Professional Accountants and Licensed Public Accountants, located in Toronto, Ontario is our independent registered public accounting firm and has been appointed as our independent auditor.

27

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this Base Prospectus. See “Publicly Available Information on Electra”, “Documents Incorporated by Reference” and “Where You Can Find More Information”.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$20,000,000 of Securities under the offering.

SEC registration fees	US$3,062
FINRA filing fee	US$4,819
Nasdaq Listing fees	(1)
TSXV Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	US$7,881

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Base Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

Electra is a corporation governed by the CBCA, and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

28

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Base Prospectus and any accompanying Prospectus Supplement, as applicable. This Base Prospectus and any accompanying Prospectus Supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the Commissions annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 40-F or Form 20-F, as applicable, containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

29

Electra Battery Materials Corporation

US$20,000,000

Common Shares

Warrants

Units

BASE PROSPECTUS

, 2025

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated June 26, 2025

PROSPECTUS SUPPLEMENT

(To prospectus dated , 2025)

Electra Battery Materials Corporation

Up to US$5,500,000

Common Shares

We have entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”), dated June 26, 2025, relating to the sale of our common shares (the “Common Shares”) from time to time offered by this prospectus supplement (the “Prospectus Supplement”) and the accompanying base prospectus (the “Base Prospectus”, and, together, with the Prospectus Supplement, the “Prospectus”). In accordance with the terms of the ATM Agreement, we may offer and sell our Common Shares having an aggregate offering price of up to US$5,500,000 million from time to time through the Sales Agent, acting as our sales agent, pursuant to the Prospectus.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) and on the TSX Venture Exchange (the “TSXV”) under the symbol “ELBM”. On June 25, 2025, the last trading day before the date of this Prospectus Supplement, the closing price of the Common Shares on the TSXV was C$1.48 per Common Share, and the closing price of the Common Shares on Nasdaq was US$1.09 per Common Share. The TSXV has conditionally approved the listing of the Common Shares issuable pursuant to the ATM Agreement, subject to the Company fulfilling all of the listing requirements of the TSXV. Notification of the offering pursuant to the ATM Agreement has been provided to Nasdaq.

Sales of our Common Shares, if any, under this Prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq, the existing trading market for our Common Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agent is not required to sell any specific number or amount of our Common Shares, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

No sales of our Common Shares under this Prospectus will be made in Canada or over or through the facilities of the TSXV or any other exchange or market in Canada.

The Sales Agent will receive from us a commission equal to up to 3.0% of the gross sales price of all shares sold through it under the ATM Agreement. In connection with the sale of Common Shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-17 of this Prospectus Supplement for additional information regarding the Sales Agent’s compensation.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Common Shares held by non-affiliates is less than US$75 million. The aggregate market value of our outstanding Common Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 was US$19,995,660, which is based on 17,695,274 Common Shares held by non-affiliates on June 25, 2025 and a price of US$1.13 per share, the closing price of our Common Shares on June 9, 2025 on Nasdaq. During the 12 calendar months prior to and including the date of this Prospectus Supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-6 of this Prospectus Supplement and the documents incorporated by reference into this Prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this Prospectus Supplement is , 2025.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
FINANCIAL INFORMATION AND CURRENCY	S-2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
SUMMARY	S-3
THE OFFERING	S-4
RISK FACTORS	S-6
USE OF PROCEEDS	S-10
CAPITALIZATION AND INDEBTEDNESS	S-11
DESCRIPTION OF SECURITIES	S-12
DIVIDEND POLICY	S-12
PRICE RANGE AND TRADING VOLUME	S-13
PLAN OF DISTRIBUTION	S-14
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS	S-15
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS	S-20
EXPENSES	S-22
LEGAL MATTERS	S-22
EXPERTS	S-22
ENFORCEMENT OF CIVIL LIABILITIES	S-23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-23
WHERE YOU CAN FIND MORE INFORMATION	S-24

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement is part of a registration statement on Form F-3 (File No. 333- ) that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time our Common Shares having an aggregate offering price of up to US$5,500,000 under this Prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the Common Shares that we are offering, we urge you to carefully read this Prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our Common Shares in two separate documents that are bound together: (1) this Prospectus Supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “Prospectus,” we are referring to both documents combined. If information in this Prospectus Supplement is inconsistent with the accompanying Base Prospectus, you should rely on this Prospectus Supplement. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in any document incorporated by reference in this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus Supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor the Sales Agent have authorized anyone to provide any information or to make any representations other than those contained in this Prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted.

We are not offering to sell, or seeking offers to buy, Common Shares in Canada or over or through the facilities of the TSXV or any other exchange or market in Canada.

The distribution of this Prospectus and the offering of Common Shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this Prospectus and the documents incorporated by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus and the documents incorporated by reference were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this Prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Electra” or the “Company” refer to Electra Battery Materials Corporation, either alone or together with our subsidiaries.

This Prospectus and the documents incorporated by reference may include references to trade names and trademarks of other companies, which trade names and trademarks are the property of their respective owners.

S-1

FINANCIAL INFORMATION AND CURRENCY

Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standard Board (“IASB”) and are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Unless otherwise indicated in this Prospectus all dollar amounts and references to “US$” are to U.S. dollars and references to “$” or “C$” are to Canadian dollars. This Prospectus and the documents incorporated by reference may contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. On June 25, 2025, the Bank of Canada daily rate of exchange was US$1.00 = C$1.3737.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward- looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this Prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the accompanying Base Prospectus under the heading “Cautionary Note Regarding Forward-Looking Statements”, as well as in our reports filed from time to time under the Securities Act and the Exchange Act, including the risks identified in the Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 24, 2025, as amended on May 1, 2025, under the headings “Cautionary Note Regarding Forward-Looking Statements”, which is incorporated by referenced into this Prospectus Supplement. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-2

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this Prospectus Supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Common Shares. You should read this entire Prospectus Supplement and accompanying Base Prospectus carefully, including the “Risk Factors” section contained in this Prospectus, the accompanying Base Prospectus and under the section “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, and any amendment or update thereto reflected in subsequent filings with the SEC, along with our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this Prospectus Supplement and accompanying Base Prospectus.

Overview

We are in the business of battery materials refining, including refining material from mining operations and from the recycling of battery scrap and end of life batteries. We are focused on building a diversified portfolio of assets that are highly leveraged to the battery supply chain with assets located primarily in North America, with the intent of providing a North American supply of battery materials.

We own two main assets – a hydrometallurgical refinery located in Ontario, Canada (“Refinery”), and a number of properties and option agreements within the Idaho Cobalt Belt, including the Company’s flagship mineral project, Iron Creek (the “Iron Creek Project”).

We have been progressing plans to recommission and expand the Refinery with a view to becoming the first refiner of battery grade cobalt sulfate in North America. Our primary focus for 2025 is to finance and resume the construction of our Refinery (Phase 1 of our phased approach to building a North American critical minerals supply chain).

Corporate Information

We were incorporated under the provisions of the Business Corporations Act (British Columbia) on July 13, 2011 under the name Patrone Gold Corp. and became a reporting issuer in British Columbia and Alberta upon completion of an arrangement with Unity Energy Corp. on October 2, 2012. On October 3, 2013, we changed our name from Patrone Gold Corp. to Aurgent Gold Corp. On March 11, 2014, we changed our name from Aurgent Gold Corp. to Aurgent Resource Corp., and on September 22, 2016, we changed our name from Aurgent Resource Corp. to First Cobalt Corp. On October 26, 2017, our shareholders approved a continuation under the Canada Business Corporations Act (the “CBCA”). Our continuation under the CBCA was implemented as of September 4, 2018. On December 2, 2021, we changed our name from First Cobalt Corp. to Electra Battery Materials Corporation. On April 13, 2022, we completed a reverse split of our share capital on the basis of one (1) post-reverse split Common Share for every eighteen (18) pre-reverse split Common Shares. On December 31, 2024, we completed a reverse split of our share capital on the basis of one (1) post-reverse split Common Share for every four (4) pre-reverse split Common Shares.

Our registered office is located at 40 Temperance Street, Suite 3200, Bay Adelaide Centre, North Tower, Toronto, Ontario, Canada M5H 0B4. Our corporate head office is located at 133 Richmond Street West, Suite 602, Toronto, Ontario, M5H 2L3 Canada and our telephone number is (416) 900-3891.

Our annual and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR+ at www.sedarplus.ca and our profile on EDGAR at www.sec.gov.

S-3

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire Prospectus and the documents incorporated by reference before making an investment decision.

Issuer	Electra Battery Materials Corporation

Common Shares offered by us	Common Shares having an aggregate offering price of up to US$5,500,000.

Common Shares to be outstanding following the offering	Up to 23,008,044 Common Shares, based on 17,962,173 Common Shares outstanding as of June 25, 2025 and assuming sales of 5,045,871 of our Common Shares in this offering at an offering price of US$1.09 per share, which was the last reported sale price of our Common Shares on the Nasdaq Capital Market on June 25, 2025. The actual number of Common Shares issued will vary depending on the sale price under this offering.

Plan of distribution	An “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act that may be made from time to time, through the Sales Agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from the sale of our Common Shares pursuant to this offering, if any, together with our existing cash and cash equivalents, towards completion of the Ontario, Canada sulfate refinery and for working capital and general corporate purposes. See “Use of Proceeds” on page S-10.

Risk factors	Investing in our Common Shares involves risks. See “Risk Factors” beginning on page S-6 of this Prospectus Supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 24, 2025, as amended on May 1, 2025.

Nasdaq symbol	ELBM

TSXV symbol	ELBM

Income tax considerations	The Common Shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their tax advisors with respect to the U.S. federal, state, local and foreign (including Canadian federal) tax consequences of purchasing, owning and disposing of the common shares. See “Certain U.S. Federal Income Tax Considerations for U.S. Holders” on page S-19 of this Prospectus Supplement and “Certain Canadian Federal Income Tax Considerations for United States Residents” on page S-24 of this Prospectus Supplement.

The number of Common Shares to be outstanding immediately after this offering is 23,008,044, which is based on 17,962,173 Common Shares outstanding as of June 25, 2025, assuming the maximum number of Common Shares offered under this Prospectus Supplement are sold pursuant to this offering, and no other issuances during this offering, and excluding:

S-4

•	1,170,363 stock options outstanding with a weighted average exercise price per Common Share of C$4.61 expiring between July 10, 2025 and February 12, 2028 under the Company’s long-term incentive plan adopted December 20, 2024 (the “Plan”);

•	157,085 deferred share units outstanding with a weighted average issue price per Common Share of C$5.25 with no expiry date under the Plan;

•	620,788 warrants at an exercise price of US$12.40 expiring November 15, 2025;

•	3,975,000 warrants at an exercise price of C$6.84 expiring August 11, 2025;

•	1,136,364 warrants at an exercise price of C$4.00 expiring November 12, 2026;

•	3,124,000 warrants at an exercise price of US$1.40 expiring October 14, 2026; and

•	183,333 warrants at an exercise price of US$1.12 expiring October 14, 2026.

On December 31, 2024, we completed a reverse share split of our outstanding Common Shares on the basis of four (4) pre-reverse split Common Shares for every one (1) post-reverse split Common Share. At the opening of markets on January 2, 2025, our Common Shares commenced trading on a post-reverse split basis under the existing ticker symbol “ELBM”. The exercise price and the number of Common Shares issuable upon exercise of outstanding stock options, warrants and other outstanding securities have been adjusted to reflect the reverse share split under the terms of such securities for the holders of such instruments. The list above is presented on a post-reverse split basis.

No sales of our Common Shares under this Prospectus will be made in Canada or over or through the facilities of the TSXV or any other exchange or market in Canada.

S-5

RISK FACTORS

 Investing in our Common Shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our Common Shares to lose part or all of their investment. In addition to the other information contained in this Prospectus and the documents incorporated by reference, prospective investors should carefully consider the factors set out under “Risk Factors” below and in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 24, 2025, as amended on May 1, 2025, and the factors set out below in evaluating our company and its business before making an investment in our Common Shares.

Risks Relating to This Offering

The Company has a history of operating losses, which may continue for the foreseeable future and our auditors have indicated that recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern.

We have suffered recurring losses from operations, have a net working capital deficiency and will require additional financing to continue operations, complete the construction of the Refinery, advance our battery recycling strategy, purchase required feedstock before the Refinery enters its operating phase and remain in compliance with minimum liquidity covenant under the Notes. There can be no assurances that we will be able to obtain adequate financing in the future. This represents a material uncertainty that casts substantial doubt on our ability to continue as a going concern. Our financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Changes in U.S. legislative and regulatory policies under the current administration may negatively impact our business, our industry, markets and global economic conditions.

The election of President Trump may result in legislative and regulatory changes that could have an adverse effect on the Company and our financial condition. In particular, there is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, including with Canada. Implementation by the U.S. government of new legislative or regulatory policies could impose additional costs on us, decrease U.S. demand for our products, or otherwise negatively impact us, which may have a material adverse effect on our business, financial condition and operations. In addition, this uncertainty may adversely impact: (i) the ability of companies to transact business with companies such as us; (ii) our profitability; (iii) regulation affecting the Canadian natural resources and mineral industry; (iv) global stock markets (including the TSXV and Nasdaq); and (v) general global economic conditions. All of these factors are outside of our control, but may nonetheless lead us to adjust our strategy in order to compete effectively in global markets.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Shares.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to de-list our Common Shares. Any such de-listing would likely have a negative effect on the price of our Common Shares and would impair the ability to sell or purchase our Common Shares, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On September 21, 2023, we received a deficiency notice from Nasdaq (the “Deficiency Notice”) informing us that our Common Shares had failed to comply with the US$1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Requirement”) based upon the closing bid price of our Common Shares for the 30 consecutive business days prior to the date of the Deficiency Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days from September 21, 2023, or until March 19, 2024, to regain compliance with the Minimum Bid Requirement. On March 21, 2024, we announced that the Nasdaq Listing Qualifications Department granted our request for a 180-day extension to regain compliance with the Minimum Bid Requirement. On September 17, 2024, we received another notice of non-compliance from Nasdaq. We filed an appeal, which was heard on November 5, 2024 before an independent panel. The panel issued a written decision granting us until January 15, 2025 to regain compliance with the Minimum Bid Price Requirement. We held a special meeting of shareholders on December 20, 2024 at which we received shareholder approval to implement a reverse share split. We implemented the reverse split on a one-for-four basis and our Common Shares began trading on a post-reverse split basis on January 2, 2025, after which we regained compliance with the Minimum Bid Price Requirement.

S-6

Our Common Shares may be de-listed if we do not maintain compliance with the Minimum Bid Requirement, as well as other continued listing requirements of the Nasdaq, and our shareholders could face significant material adverse consequences, including:

•	Limited availability or market quotations for our Common Shares;

•	Reduced liquidity of our Common Shares;

•	Determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

•	Limited amount of news and analysts’ coverage of us; and

•	Decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

We can provide no assurances that the price of our Common Shares will remain above the Minimum Bid Price Requirement or that we otherwise will remain in compliance with the Nasdaq Marketplace Rules.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares. We cannot assure you that we will be able to sell Common Shares or other securities in any other offering at a price per Common Share that is equal to or greater than the price per Common Share paid by investors in this offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per Common Share at which we sell additional Common Shares or other securities convertible into or exchangeable for our Common Shares in future transactions may be higher or lower than the price per Common Share in this offering.

S-7

Sales of a substantial number of our Common Shares in the public market could cause the trading price of our Common Shares to fall.

Sales of a substantial number of our Common Shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our Common Shares in the public market, the market price of our Common Shares could decline significantly.

Shares issued upon the exercise of stock options outstanding under our Plan or pursuant to future awards granted under the Plan will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 under the Securities Act.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our Common Shares during the sales period and limits we set with the Sales Agent. Because the price per share of each Common Share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of Common Shares that will be ultimately issued.

The Common Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the ATM Agreement, to vary the timing, prices and number of Common Shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for Common Shares to be sold in this offering. Investors may experience a decline in the value of the Common Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer. If we are not a foreign private issuer, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

S-8

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. Based on the composition of the Company’s income and the value of its assets, the Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading “Certain U.S. Federal Income Tax Considerations for U.S. Holders” for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

As we are a Canadian company, it may be difficult for U.S. shareholders to effect service on us or to realize on judgments obtained in the United States.

We are incorporated under the laws of Canada, most of our directors and officers are residents of Canada, and most or all of our assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the U.S. upon us or upon such persons who are not residents of the U.S., or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.

We can give no assurances that we will ever pay any dividends on our Common Shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares.

We have never paid dividends on our Common Shares and have no intention of paying any dividends in the near future. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares. There is no guarantee that our Common Shares will appreciate in value or even maintain the price at which shareholders have purchased them.

S-9

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our Common Shares sold and the market prices at which they are sold. If the full amount of US$5,500,000 covered by this Prospectus is sold, the net proceeds to us will be US$5,035,000. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any Common Shares under or fully utilize the ATM Agreement as a source of financing.

We intend to use the net proceeds from the sale of our Common Shares pursuant to this offering, if any, together with our existing cash and cash equivalents, towards completion of construction of the Ontario, Canada sulfate refinery and for working capital and general corporate purposes.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the headings “Risk Factors” in this Prospectus and the documents incorporated by reference. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

S-10

CAPITALIZATION AND INDEBTEDNESS

The following table presents the number of our issued and outstanding Common Shares and our consolidated cash and cash equivalents and capitalization as at March 31, 2025 on an actual basis and on an as adjusted basis assuming that an aggregate of 5,045,871 Common Shares are sold at a price of US$1.09 (C$1.4973), being the last reported sale price of our Common Shares on Nasdaq on June 25, 2025, for aggregate gross proceeds of US$5,500,000 (C$7,555,350). The adjustments present the expected impact on the number of our issued and outstanding Common Shares, our consolidated cash and cash equivalents and our capitalization as at March 31, 2025 of the issuances described above and after the payment by us of the Sales Agent’s compensation and our estimated transaction expenses. Except for the issuance by us of an aggregate of 3,125,000 Common Shares pursuant to a private placement between March 31, 2025 and the date of this Prospectus Supplement, there has been no material change to our share and loan capital since March 31, 2025.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our interim consolidated financial statements as at and for the year ended March 31, 2025 and management’s discussion and analysis thereon, incorporated by reference into this Prospectus. Figures are in thousands of US dollars except share data (using the daily average exchange rate from the Bank of Canada on March 31, 2025 of US$1.00 = C$1.4376).

	As at March 31, 2025
	Actual		As Adjusted(1)
Number of Common Shares issued and outstanding	14,836,172	(2)	19,882,043	(2)
Cash and cash equivalents	$2,238		$7,591
Shareholders’ equity:
Share capital	$214,113		$219,466
Other capital	$18,860		$18,860
Deficit	$(200,036)		$(200,036)
Accumulated other comprehensive income	$4,489		$4,879
Total shareholders’ equity and total capitalization	$37,426		$42,778

(1)	As adjusted assumes and gives effect to the issuance of 5,045,871 Common Shares to be offered from time to time under this Prospectus at an assumed price of US$1.09 per Common Share (being the last reported sale price of our Common Shares on Nasdaq on June 25, 2025) and the payment by us of the Sales Agent’s compensation and our estimated transaction expenses. In light of the continuous distribution nature of this at-the-market offering, there can be no assurance that we will in fact issue all or any number of the Common Shares offered under this Prospectus or, if we do issue any Common Shares under this Prospectus, that they will be issued at US$1.09 per share. The figures provided in the “as adjusted” column are thus solely for illustrative purposes.

The above table is based on 14,836,172 Common Shares issued and outstanding as at March 31, 2025, and excludes as of such date the following:

•	1,293,974 stock options outstanding with a weighted average exercise price per Common Share of C$4.46 expiring between July 10, 2025 and February 12, 2028 under the Plan;

•	157,085 deferred share units outstanding with a weighted average issue price per Common Share of C$5.25 with no expiry date under the Plan;

•	620,788 warrants at an exercise price of US$12.40 expiring November 15, 2025;

•	3,975,000 warrants at an exercise price of C$6.84 expiring August 11, 2025; and

•	1,136,364 warrants at an exercise price of C$4.00 expiring November 12, 2026.

On December 31, 2024, we completed a reverse share split of our outstanding Common Shares on the basis of four (4) pre-reverse split Common Shares for every one (1) post-reverse split Common Share. At the opening of markets on January 2, 2025, our Common Shares commenced trading on a post-reverse split basis under the existing ticker symbol “ELBM”. The exercise price and the number of Common Shares issuable upon exercise of outstanding stock options, warrants and other outstanding securities have been adjusted to reflect the reverse share split under the terms of such securities for the holders of such instruments. The list above is presented on a post-reverse split basis.

S-11

DESCRIPTION OF SECURITIES

Common Shares

We are authorized to issue an unlimited number of Common Shares. Our Common Shares have no par value. As of June 25, 2025, there were 17,962,173 Common Shares issued and outstanding.

The Common Shares offered under this Prospectus have all of the rights, privileges, restrictions and conditions of other Common Shares of the Company. Holders of Common Shares are entitled to receive notice of any meeting of our shareholders, to attend and to cast one vote per share at such meetings. Holders of our Common Shares are also entitled to receive on a pro-rata basis such dividends, if any, as and when declared by our Board at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro-rata basis, our net assets after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights.

Transfer Agent

The transfer agent and registrar for our Common Shares is TSX Trust Company at its principal office located in Toronto, Ontario.

A description of the Common Shares we are offering pursuant to this Prospectus is set forth under the heading “Description of Share Capital” starting on page 14 of the accompanying Base Prospectus. The description of our capital shares is a summary and is qualified in its entirety by reference to our articles. For a complete description, you should refer to our articles and amendments thereto, copies of which are on file with the SEC as Exhibits to our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 24, 2025, as amended May 1, 2025.

Dividend POLICY

We have never paid any cash dividends on our Common Shares. While we are not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the CBCA, we do not intend to pay dividends on any of our Common Shares in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors our Board deems relevant.

S-12

PRICE RANGE AND TRADING VOLUME

Our Common Shares are listed on Nasdaq and on TSXV under the symbol “ELBM”. The following table indicates the monthly range of high and low closing prices of a Common Share and the average daily volumes traded on Nasdaq and on the TSXV during the period beginning on June 1, 2024 and ending on June 25, 2025:

	NASDAQ (US$)			TSXV (C$)
	High	Low	Volume	High	Low	Volume
2024

June	$2.00	$1.48	18,273	$2.72	$2.28	6,184
July	$1.82	$1.44	15,656	$2.48	$1.94	5,903
August	$2.83	$1.04	215,460	$3.80	$1.66	35,228
September	$2.78	$1.90	37,254	$3.76	$2.64	23,624
October	$2.60	$2.01	10,943	$3.56	$2.80	6,920
November	$2.32	$1.85	15,287	$3.20	$2.64	7,203
December	$2.59	$1.46	77,935	$3.72	$2.12	15,685

2025
January	$2.15	$1.35	44,097	$3.28	$1.93	14,403
February	$1.82	$1.37	32,971	$2.60	$2.00	20,977
March	$1.72	$1.03	290,308	$2.52	$1.49	49,371
April	$1.17	$0.91	145,829	$1.67	$1.26	35,968
May	$1.14	$0.96	38,349	$1.56	$1.34	13,304
June (June 1 to June 25)	$1.28	$0.98	819,559	$1.76	$1.33	34,780

(1)	Reflects the reverse split of our outstanding Common Shares on the basis of four (4) pre-reverse split Common Shares for every one (1) post-reverse split Common Shares effective December 31, 2024.

S-13

PLAN OF DISTRIBUTION

We entered into the ATM Agreement with the Sales Agent on June 26, 2025. Under the terms of the ATM Agreement, we may offer and sell up to $5,500,000 of our Common Shares from time to time through the Sales Agent. Sales of our Common Shares, if any, under this Prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Common Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

We may designate the maximum amount of Common Shares to be sold through the Sales Agent on a daily basis or otherwise as we and the Sales Agent agree and the minimum price per Common Share at which such Common Shares may be sold. We may instruct the Sales Agent not to sell Common Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of Common Shares upon notice and subject to other conditions. We are not offering to sell, or seeking offers to buy, Common Shares in Canada or through the facilities of the TSXV or any other exchange or market in Canada.

We will pay the Sales Agent a commission, in cash, at a fixed rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of the Sales Agent’s legal counsel in an amount not to exceed $50,000, in addition to the reimbursement of up to $3,500 per due diligence update session for the fees of counsel to the Sales Agent. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the ATM Agreement, will be approximately $300,000.

Settlement for sales of Common Shares will occur on the first business day following the date on which any sales are made (or such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time), or on such other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Shares as contemplated in this Prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Common Shares under the terms and subject to the conditions set forth in the ATM Agreement. In connection with the sale of the Common Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Common Shares pursuant to the ATM Agreement will terminate as permitted therein. We may terminate the ATM Agreement at any time upon ten (10) business days prior notice.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Shares while the offering is ongoing under this Prospectus. The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is or will be filed as an exhibit to our Form 6-K and is incorporated by reference in this Prospectus.

The Prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute the Prospectus electronically.

S-14

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion summarizes the anticipated U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of the Common Shares. This discussion addresses only holders who acquire pursuant to this offering and hold Common Shares as “capital assets” (generally, assets held for investment purposes).

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), and the US Treaty, all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the 3.8% Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Common Shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax exempt organizations, partnerships and other pass-through entities and their owners, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired the Common Shares in connection with the exercise of employee share options or otherwise as compensation for services, persons that are resident or ordinarily resident in or have permanent establishment in a jurisdiction outside the United States, brokers or dealers in securities or foreign currencies, traders in securities electing to mark to market, persons who hold the Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes), persons who are U.S. expatriates or former long-term residents of the U.S. or are subject to taxing jurisdictions other than, or in addition to, the United States, persons who are subject to special tax accounting rules U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of the Company’s shares by voting power or by value.

As used herein, a “U.S. Holder” is a beneficial owner of the Common Shares who, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Common Shares, the tax treatment of a partner in or owner of the partnership or other entity or arrangement will generally depend upon the status of the partner or owner and the activities of the entity. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of the Common Shares are urged to consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Common Shares.

S-15

This summary is of a general nature only and is not intended to be tax advice to any prospective investor, and no representation with respect to the tax consequences to any particular investor is made. Prospective investors are urged to consult their own tax advisors regarding the application of federal income tax laws to their particular circumstances, as well as any state, provincial, local, non-U.S. and other tax consequences of investing in the Common Shares and acquiring, holding or disposing of the Common Shares.

Passive Foreign Investment Company Rules

A foreign corporation will generally be considered a passive foreign investment company (“PFIC”) for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” In general, “passive income” includes dividends, interest, certain rents and royalties and certain gains, including the excess of gains over losses from certain commodities transactions. Net gains from commodities transactions are generally treated as passive income unless such gains are active business gains from the sale of commodities and “substantially all” of the corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it directly holds its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. The Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. The Company’s status as a PFIC in any taxable year, however, requires a factual determination that can only be made annually after the close of each taxable year. Therefore, there can be no assurance as to whether the Company will be classified as a PFIC for the current taxable year or for any future taxable year.

If the Company is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of the Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Company is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of Common Shares as security for a loan may be treated as a taxable disposition of Common Shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a Common Share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for Common Shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Company is treated as a PFIC with respect to such U.S. Holder and any of the Company’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in us.

S-16

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election (“QEF Election”), with respect to its interest in the PFIC. Consequently, if the Company is classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds Common Shares. If a U.S. Holder makes a timely QEF Election with respect to the Company, provided that the necessary information is provided by the Company, the electing U.S. Holder would be required in each taxable year that the Company is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Company and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Company, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in Common Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in Common Shares and will not be taxed again as distributions to the U.S. Holder.

A QEF Election made with respect to the Company will not apply to any Subsidiary PFIC; a QEF Election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF Election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).

The U.S. federal income tax on any gain from the disposition of Common Shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF Election is made. For any taxable year in which the Company determines that it was likely a PFIC, the Company intends to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” for such taxable year with respect to the Company and, if applicable, any Subsidiary PFIC in which it owns more than 50% of such subsidiary’s total aggregate voting power. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to the Company and, if applicable, any Subsidiary PFIC.

Alternatively, if the Company was to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (a “Mark-to-Market Election”), instead of a QEF Election, provided Common Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a Mark-to-Market Election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a Mark-to-Market Election, as well as the advisability of making a protective QEF Election in case the Company is classified as a PFIC in any taxable year.

During any taxable year in which the Company or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.

Distributions on Common Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Company does not expect to maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

The amount of any distributions paid in Canadian dollars will equal the U.S. dollar value of such distributions determined by reference to the exchange rate on the day they are received by the U.S. Holder (with the value of such distributions computed before any reduction for any Canadian withholding tax), regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder will have a tax basis in Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S. source ordinary income or loss.

S-17

Subject to applicable limitations and provided the Company is eligible for the benefits of the US Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.

Distributions to a U.S. Holder with respect to the Common Shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Common Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Common Shares generally will equal the cost of such Common Shares. Such gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621

S-18

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W 9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

S-19

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a person who acquires Common Shares as beneficial owner and who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”), and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; (ii) does not use or hold and is not and will not be deemed to use or hold the Common Shares in connection with carrying on a business in Canada; (iii) deals at arm’s length with the Company; (iv) is not affiliated with the Company; and (v) acquires and holds the Common Shares as capital property (a “Holder”). This summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark to market property” rules; (ii) that is a “specified financial institution”; (iii) that has made a “functional currency” reporting election; (iv) an interest in which is a “tax shelter investment”; (v) that has entered into or will enter into a “derivative forward agreement” or “synthetic disposition arrangement” in respect of Common Shares; or (vi) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement”, all as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Common Shares.

This summary is based upon: (i) the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Holders Not Resident in Canada

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Holder on the Common Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “US Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

S-20

Dispositions of Common Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Share is, or is deemed to be, “taxable Canadian property” of the Holder for the purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Holder is resident.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSXV), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Holder, (b) persons with whom the Holder did not deal at arm’s length, and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in certain other circumstances. Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.

S-21

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the Sales Agent’s commissions will be approximately US$312,168 as follows:

SEC registration fee	US	$843	(1)
FINRA filing fee	US	$1,325	(1)
Transfer agent fees and expenses	US	$50,000
Printer fees and expenses	US	$10,000
Legal fees and expenses	US	$150,000
Accounting fees and expenses	US	$80,000
Miscellaneous	US	$20,000
Total	US	$312,168

(1)	Represents 27.5% of the initial SEC registration fee of US$3,062 and FINRA filing fee of US$1,325 based on the US$5,500,000 offering of Common Shares hereby and a shelf offering registration statement of $20,000,000.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Troutman Pepper Locke LLP, with respect to U.S. legal matters and by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters. The Sales Agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP with respect to U.S. legal matters.

EXPERTS

Information relating to the Iron Creek Project in this Prospectus and the documents incorporated by reference herein and therein has been derived from the 2024 Technical Report Summary prepared by Martin Perron, P.Eng. of InnovExplo Inc., Marc R. Beauvais, P.Eng. of InnovExplo Inc., Eric Kinnan, P.Geo. of InnoExplo Inc., and Pierre Roy, P.Eng of Soutex Inc, and this information has been included in reliance on such persons’ expertise. Messrs. Perron, Beauvais, Kinnan and Roy are each a qualified persons and are independent of the Company, as such terms are defined in Regulation S-K subpart 1300.

Our auditors are MNP LLP (“MNP”), Chartered Professional Accountants and Licensed Public Accountants, located in Toronto, Ontario. MNP has advised us that they are independent of the Company in compliance with PCAOB Rule 3520 and within the meaning of the federal securities laws administered by the SEC.

The financial statements of Electra as at and for the year ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 and the effects of the adjustments to retrospectively apply the change in segment composition as described in Note 22 and the effect of the share consolidation as described in Note 17 to the 2022 consolidated financial statements, included in this Prospectus, have been audited by MNP. Such financial statements are included in this Prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements, which comprise the consolidated statements of income (loss) and other comprehensive income (loss), cash flows and shareholders’ equity of Electra before the effects of the adjustments to retrospectively apply the change in segment composition as described in Note 22 and the effects of the share consolidation as described in Note 17 for the year ended December 31, 2022, and the related notes, included in this Prospectus, have been audited by KPMG LLP (“KPMG”), our predecessor independent registered public accounting firm. Such financial statements are included in this Base Prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

S-22

ENFORCEMENT OF CIVIL LIABILITIES

Electra is a corporation governed by the CBCA, and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below, which were filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 24, 2025, as amended by Amendment No. 1 filed with the SEC on May 1, 2025 and Amendment No. 2 filed with the SEC on July 28, 2025;

•	Exhibit 99.2 to our Report on Form 6-K filed with the SEC on March 6, 2025;

•	our Report on Form 6-K filed with the SEC on March 31, 2025;

•	Exhibit 99.2 to our Report on Form 6-K filed with the SEC on April 14, 2025;

•	our Report on Form 6-K filed with the SEC on May 13, 2025;

•	our Report on Form 6-K filed with the SEC on May 20, 2025; and

•	the description of Common Shares contained in our registration statement on Form 40-F filed on April 14, 2022, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. If a Form 6-K has attached as an exhibit to such Form 6-K interim financial statements, interim management discussion and analysis, a material change report, and/or a management information circular, such exhibit shall be deemed to be incorporated by reference herein. We may incorporate by reference into this Prospectus Supplement any other Form 6-K (or Exhibit thereto) that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such other Form 6-K (or Exhibit thereto) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus Supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

S-23

You may request a copy of any and all of the information that has been incorporated by reference in this Prospectus, at no cost, upon written or oral request made to Electra Battery Materials Corporation, 133 Richmond Street W, Suite 602, Toronto, Ontario, M5H 2L3, Canada, Telephone: (416) 900-3891; Attention: Heather Smiles, Vice President, Investor Relations.

We file reports, including annual reports on Form 40-F or Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement of which this Prospectus forms a part, over the internet at the SEC’s website at www.sec.gov and at our website at https://electrabmc.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus. This Prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the Canadian securities commissions annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 40-F or Form 20-F, as applicable, containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

S-24

Electra Battery Materials Corporation

Up to US$5,500,000

Common Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity provided the individual acted in that capacity at our request.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933, as amended, and is therefore unenforceable.

II-1

EXHIBITS

The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
1.2**	At-The-Market Offering Agreement, dated June 26, 2025, by and between the Registrant and H.C. Wainwright & Co., LLC.
3.1	Certificate of Continuance of First Cobalt Corp., dated September 4, 2018 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2024).
3.2	Certificate of Amendment and Articles of Amendment dated December 6, 2021 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-264589) filed with the SEC on April 29, 2022).
3.3	Certificate of Amendment to the Articles of Incorporation of Electra Battery Materials Corporation dated November 17, 2022 (incorporated by reference to Exhibit 1.3 to the Registrant's Annual Report on Form 20-F filed with the SEC on May 16, 2024).
3.4	By-laws of the Registrant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-264589) filed with the SEC on April 29, 2022).
4.1**	Specimen common share certificate.
4.2†	Form of Warrant Certificate.
4.3†	Form of Warrant Agreement or Warrant Indenture.
5.1**	Opinion of Cassels, Brock & Blackwell LLP.
5.2*	Opinion of Cassels, Brock & Blackwell LLP.
23.1**	Consent of Cassels, Brock & Blackwell LLP (contained in Exhibits 5.1 and 5.2).
23.2**	Consent of MNP LLP (PCAOB ID: 1930).
23.3**	Consent of KPMG LLP (PCAOB ID: 85).
23.4**	Consent of Martin Perron, Principal Engineer.
23.5**	Consent of Marc R. Beauvais, Principal Engineer.
23.6**	Consent of Pierre Roy, Principal Engineer.
23.7**	Consent of Eric Kinnan, Principal Geologist.
23.8**	Consent of Norda Stelo Géologie. (formerly Innovexplo Inc.)
23.9**	Consent of Soutex Inc.
24**	Power of Attorney (included on the signature pages hereto).
107**	Filing Fee Table.

*	Filed herewith
**	Previously Filed
†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, including any Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

II-2

UNDERTAKINGS

 (a)        The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

II-3

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on August 11, 2025.

ELECTRA BATTERY MATERIALS CORPORATION

By:	/s/ Trent Mell
Name:	Trent Mell
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on August 11, 2025.

/s/ Trent Mell Trent Mell	President, Chief Executive Officer and Director (Principal Executive Officer)

* Marty Rendall	Chief Financial Officer (Principal Financial and Accounting Officer)

* John Pollesel	Director

* Alden Greenhouse	Director

* C.L. “Butch” Otter	Director

* Susan Uthayakumar	Director

*By:   /s/ Trent Mell

Attorney-in-fact

II-6

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of Electra Battery Materials Corporation in the United States, on August 11, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director